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                                  EXHIBIT 23.1

                             [Dixon Odom PLLC Logo]

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Crescent Financial Corporation
Cary, North Carolina

We consent to the incorporation by reference in this registration statement of Crescent Financial Corporation on Form S-8 of our report, dated January 25, 2001 included in the Annual Report of Crescent State Bank for the year ended December 31, 2000.

/s/ Dixon Odom PLLC

Sanford, North Carolina
August 29, 2001